UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2015
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2015, the Registrant entered into a First Amendment to the Amended and Restated Credit Agreement dated May 29, 2014, among Black Hills Corporation, as Borrower; the financial institutions from time to time party thereto, as Banks and U.S. Bank, National Association, as Administrative Agent (the “First Amendment”).
The First Amendment extended the term of the $500 million Black Hills Corporation Credit Agreement from May 29, 2019 to June 26, 2020. The cost of borrowing under the facility remains unchanged at a spread of 112.5 basis points over LIBOR for borrowings and 17.5 basis points over LIBOR for the unused facility commitments. Current borrowings under the facility are $97 million with an additional $23 million of letters of credit issued.
The First Amendment, filed as Exhibit 10 to this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10
First Amendment to Amended and Restated Credit Agreement dated May 29, 2014 among Black Hills Corporation, as Borrower, U.S. Bank, National Association, in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer
Date:June 29, 2015

Exhibit Index

Exhibit No.	Description

10
First Amendment to Amended and Restated Credit Agreement dated May 29, 2014 among Black Hills Corporation, as Borrower, U.S. Bank, National Association, in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.

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